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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-96541, 333-87736, 333-67370, 333-59380,
33-52252, 33-40294, 33-40295, 33-32875, 033-59009, 333-38055, 333-40681,
333-26979, 333-39238 and 333-86611) and Form S-3 (File No. 333-67020, 33-55977,
333-91349 and 33-47424) of our report dated January 20, 2003, except for Note 22 for which the date is February 10, 2003 relating to the financial statements of Johnson & Johnson, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 20, 2003 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

New York, New York
March 19, 2003